Exhibit 99.2

 Carbon Capture Initiative and Q3 2023 Earnings  November 2023

 Disclaimer  2  Forward-Looking Statements  The information, financial projections and other estimates contained herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and future guidance with respect to the anticipated future performance of the Company and its potential carbon capture initiative. Such financial projection, guidance, and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements and information included herein. Forward-looking statements may include statements about various risks and uncertainties, including those described under the heading "Risk Factors“ in our previously filed Annual Report on Form 10-K, filed on April 3, 2023, and in our subsequently filed Quarterly Reports on Form 10-Q.  In addition, such information, financial projections, guidance and estimates were not prepared with a view to public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants or U.S. generally accepted accounting principles (“GAAP”). Accordingly, although the Company’s management believes the financial projections, guidance and estimates contained herein represent a reasonable estimate of the Company’s projected financial condition and results of operations based on assumptions that the Company’s management believes to be reasonable at the time such estimates are made and at the time the related financial projections and estimates are disclosed, there can be no assurance as to the reliability or correctness of such information, financial projections and estimates, nor should any assurances be inferred, and actual results may vary materially from those projected.  Section 45Q  In January 2021, the IRS issued final regulations under Section 45Q of the Internal Revenue Code, which provides a tax credit for qualified CO2 that is captured using carbon capture equipment and disposed of in secure geological storage (in the event of direct air capture that results in secure geological storage, credits are valued at $180 per ton of CO2 captured) or utilized in a manner that satisfies a series of regulatory requirements (in the event of direct air capture that results in utilization, credits are valued at $130 per ton of CO2 captured). We may benefit from Section 45Q tax credits only if we satisfy the applicable statutory and regulatory requirements, including but not limited to compliance with wage and apprenticeship requirements to receive the $180/ton tax credits, and we cannot make any assurances that we will be successful in satisfying such requirements or otherwise qualifying for or obtaining the Section 45Q tax credits currently available or that we will be able to effectively benefit from such tax credits. We are currently exploring whether our carbon capture initiatives discussed herein would be able to qualify for any 45Q tax credit. It is not entirely clear whether we will be able to meet any required statutory and regulatory requirements, and qualification for any amount of 45Q credit may not be feasible with our currently planned direct air capture initiative. Additionally, the availability of Section 45Q tax credits may be reduced, modified or eliminated as a matter of legislative or regulatory policy. Any such reduction, modification or elimination of Section 45Q tax credits, or our inability to otherwise benefit from Section 45Q tax credits, could materially reduce our ability to develop and monetize our carbon capture program. Any of these factors may adversely impact our business, results of operations and financial condition.  Non-GAAP Measures  This presentation includes financial measures that are not presented in accordance with GAAP. While management believes such non-GAAP measures are useful, it is not a measure of our financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of such performance derived in accordance with GAAP. These non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. The reconciliations for non-GAAP figures to applicable GAAP measures are included in the Appendix.  We have not reconciled non‐GAAP forward-looking measures, including Adjusted EBITDA guidance, to their corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to the price of Bitcoin, Bitcoin network hash rate, electricity prices, plant outages, power input costs, [and our proposed carbon capture initiative], which are difficult to predict and subject to change. Accordingly, such reconciliations of non-GAAP forward-looking measures are not available without unreasonable effort.  Third-Party Information  Certain information contained herein refers to or has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company or any of its affiliates, directors, officers, employees, members, partners, shareholders or agents make any representation or warranty with respect to the accuracy or completeness of such information. Although the Company believes the sources are reliable, it has not independently verified the accuracy or completeness of data from such sources. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur or result in positive returns. Recipients of this presentation should make their own investigations and evaluations of any information referenced herein. The recipient should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The recipient should consult its own counsel, tax advisors and financial advisors as to legal and related matters concerning the matters described herein. By reviewing this presentation, the recipient confirms that it is not relying upon the information contained herein to make any decision. This presentation does not purport to be all-inclusive or to contain all of the information that the recipient may require to make any decision.  See Key Assumptions on page 24

Stronghold at a Glance

The only environmentally beneficial and vertically integrated public Bitcoin mining company

NASDAQ Ticker Symbol	SDIG
Share Price	$3.89
Bitcoin Mined (Q3 2023)	~620
Deployed Hash Rate Capacity	4.0 EH/s

Owner of two mining waste reclamation facilities: Scrubgrass and Panther Creek

165 MW of net power generation capacity

>40,000 miners delivered and funded

~25 MW of data center equipment inventory

Nearly 1,700,000 tons of mining waste removed from the environment since beginning of 2022

Note: all data as of 11/10/23 unless otherwise noted; all figures approximated

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Unlocking Significant Value From Substantial Asset Base

STRONGHOLD

Optimizing Bitcoin Mining Operations

With 4 EH/s of current hash rate capacity, every 1% of incremental uptime could yield **over $500k** of annual cash flow[1]; potential for 5-10% uptime gain in near future

- Entered into agreement with best-in-class, established operator, Frontier Mining, to manage data centers and enhance Bitcoin mining operations in October 2023
  - Observing improvements in miner performance and process efficiency
  - Agreement terms incentivize Frontier and include fee adjustments based on Bitcoin mining economics
- Continuing to evaluate prudent hash rate growth into the April 2024 halving: potential third data center (discussions ongoing) vs. selective high-grading of miners at current sites (no additional capex committed currently)

Capturing CO_2 with Ash Byproduct

Scrubgrass ash can capture CO_2 at up to **12%** by starting weight based on third-party lab tests

- **Developed first-generation direct air capture ("DAC") technology** with partners to facilitate carbonation, with initial unit deployed at Scrubgrass

1. Assumes a $0.075 hash price (see Appendix for information about hash price and how it is calculated), $42.50/MWh cost of power, and 34 J/T average miner efficiency

4

 Stronghold Carbon Capture  3

The New Carbon Market

Private markets and the federal government have developed significant incentives for those who capture carbon and/or reduce carbon emissions

Projects that capture carbon are eligible to sell carbon credits **and** may be suitable to receive 45Q tax credits



Voluntary Carbon Market

- Businesses and organizations purchase credits from carbon capture projects to offset their emissions
- Registries verify environmental benefits, methodologies, and viability of projects (effectively accrediting the associated credits)
- Credits validated by the most established registries (which typically have the most thorough registration processes) generally trade at premium to other credits



Inflation Reduction Act ("IRA")[1]

- Contains ~$500 billion in new spending and tax incentives primarily focused on clean energy and healthcare
- Nearly $400 billion in spending and incentives target climate and clean energy initiatives
- Expands IRS Section 45Q incentives, which can be realized as direct-pay tax credits for qualifying carbon capture projects; credits for direct air capture can reach $180 per ton of CO_2 captured

1. See: "The Inflation Reduction Act: Here's what's in it." *McKinsey & Company*, 24 Oct. 2022, https://www.mckinsey.com/industries/public-sector/our-insights/the-inflation-reduction-act-heres-whats-in-it

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 Stronghold’s Beneficial Use Ash  Can Capture Carbon  Financially Transformative  Potential to drive up to ~$30mm of incremental annual EBITDA and reduce Stronghold’s  net cost of power to as low as ~$16/MWh 2  Low Technology Risk  Carbon capture process is largely a combination of basic chemistry and airflow  Large-Scale CO2 Removal  Potential to capture up to  ~100k tons of CO2 from ambient air annually by end of 2024 1  See inputs and assumptions on page 13  See inputs and assumptions on pages 14-15; assumes receipt of 45Q tax credits; see Disclaimer page for details and risks associated with 45Q; it is currently uncertain whether we will be successful in monetizing our carbon program  3

Stronghold owns two circulating fluidized bed ("CFB") mining waste reclamation and power generation facilities:

Scrubgrass
(~85 MW of net output capacity)


Carbon County
Venango County

Panther Creek
(~80 MW of net output capacity)

Our Business Model

Partner with PA DEP to reclaim land, and generate power (under a Title V EPA permit) that is used to mine Bitcoin and supply power to the PJM grid

Note: See Appendix for more information on mining waste



Primary source of energy for these facilities is mining waste (coal refuse), sourced from the reclamation of some of the **840+ mining waste piles** littered across Pennsylvania, an unfortunate legacy byproduct of centuries of coal mining

CFB power generation process removes this harmful waste from the environment – reducing water pollution, land pollution, and air emissions from mining waste piles – and converts it into electricity (the primary product) and beneficial use ash (a byproduct)

CFB fuel mix neutralizes sulfur dioxide (SO_2) with limestone and creates a calcium-rich, basic (high-PH) ash, most of which is currently returned to mining waste piles to reclaim land, facilitating revegetation

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 See: Romero, Carlos (Dr). “Comparison of the Impact on Greenhouse Gas Emissions Between Unabated Coal Refuse Piles and Reclamation-to-Energy Power Plants.” Energy Research Center, Lehigh University, 23 Jan. 2023, p. 3, https://strongholddigitalmining.com/wp-content/uploads/2023/11/Lehigh-University-Jan.-2023.pdf  See: Fraser, Robert G. (QEP), and Patrick Fennell (PE). “Net Air Emission Benefits from the Remediation of Abandoned Coal Refuse Piles.” TRC Environmental Inc., March 2023, p. 2,  The coal refuse reclamation-to-energy facilities in Pennsylvania (PA) and West Virginia (WV) alone reduce the equivalent net GHG emissions that would otherwise be emitted from the same amount of coal refuse by over 20 million tons of CO2 [equivalent] in a single year. 2  Each ton of coal refuse is expected to produce GHG emissions between 2.43 and 6.44 tons CO2, [equivalent] with a net reduction of between 1.16 and 5.17 tons CO2 [equivalent] per ton of coal refuse reclaimed by the coal refuse [reclamation-to-energy] industry. 1  Third-Party Studies Support That Mining-Waste-to-Power Activities Are Net Carbon Negative, Reducing Net GHG Emissions by 50-80% 1  https://strongholddigitalmining.com/wp-content/uploads/2023/11/TRC-Environmental-Inc.-March-2023.pdf  9

 Introducing Stronghold Carbon Capture  Worked with construction, design, and engineering partners to develop direct air capture (“DAC”) technology that utilizes the stack effect to drive air through ash  First DAC unit installed at Scrubgrass on Nov. 10th  Third-party lab results over last 4 months, utilizing 3 separate testing methods, indicate that our ash can capture CO2 at a capacity of up to 12% by weight of starting ash 1  1. Actual CO2 absorption may vary, including by site, type of ash, arrangement of ash, and weather conditions  10

 Engaged CO2 mineralization expert Karbonetiq in June 2023 to explore  carbon capture opportunities with our ash  Conducted numerous third-party lab tests with ash from Scrubgrass – results demonstrate that ash can capture up to 12% of its weight in CO2 from ambient air  Designed KarbolithTM direct air capture equipment, which drives airflow through ash  to facilitate carbonation  Installed first KarbolithTM at Scrubgrass on November 10th, with <$100k equipment cost  Potential for Best-in-class capital efficiency, currently estimated at $50-125 per ton of annual CO2 capture capacity 3  11  Engaged environmental consulting firm Carbonomics in September 2023 to advise on carbon capture verification, documentation, and listing our project on a carbon registry to monetize CO2 removals in private carbon markets  Identified Puro Registry’s existing Carbonated Materials methodology as applicable for  our project  Submitted concept paper to Puro for initial feedback in October 2023; planning to  submit formal Project Design Document with aim of having project listed by Q1 2024  Planning to use third party certified labs to measure and verify CO2 removals using standard TGA-MS and QXRD methods starting with Phase I  Ash comprises both bottom ash and fly ash; Stronghold is in the process of determining the best mixture of bottom ash and fly ash for capture purposes, but both have been proven to capture carbon; historically, there have been times when the plants did not operate at baseload capacity utilization  Ash may release CO2 in the remote event that it is exposed to extreme heat (1,500 degrees Fahrenheit) or hydrochloric acid  Reflects management’s current estimates, subject to potentially significant change based on labor requirements, construction and materials costs, verification equipment. and number of Karboliths required, among other factors  Complementary, Capital-Efficient, and Near-Term Direct Air Capture Opportunity  Scrubgrass and Panther Creek estimated to produce ~800-900k metric tons of beneficial use ash per year when operating at baseload capacity 1  Ash contains reactive calcium oxide (CaO), which bonds with CO2 to form calcium carbonate (CaCO3), effectively pulling CO2 out of the air  – this bond is permanent and  geologically stable  2

 Process Expected to Dramatically Increase CO2 Removals  Ash may release CO2 in the remote event that it is exposed to extreme heat (1,500 degrees Fahrenheit) or hydrochloric acid  Design subject to change based on results from initial units; contemplating larger structure (up to ~50 feet) to evaluate how size of the unit impacts carbon capture results  Ash is dispensed from facilities  Most ash is promptly transported back to mining waste piles, replacing the waste as it is extracted, until fully reclaimed  Ash is packed into ground and covered with soil to revegetate land  Ash is dispensed from facilities  Ash is immediately directed to a field and methodically spread out among KarbolithsTM to maximize aeration  KarbolithsTM drive airflow through ash,  facilitating permanent and secure  carbonation  After carbonation has occurred, CO2 removals are quantified, and most ash is transported back to mining waste piles  Ash is packed into ground and covered with soil to revegetate land (working on alternative uses as well)  CO2 is permanently and securely stored 1  Status Quo Process  1  2  3  1  2  3  4  5  6  Note: Given ash’s limited exposure to  air, little carbonation occurs  First Installed KarbolithTM 2  ~25-foot structure uses stack effect to drive ambient air through ash  Expected Process with Carbon Capture  13

Potential to Be Among World's Largest DAC Projects & The Largest Announced U.S. DAC Project Operational Before 2025[1]

~800-900k tons

of ash produced per year[2]

Up to 12%

CO_2 capture capacity by weight of starting ash[3]

▼

Implies up to ~100k tons of CO_2 captured per year

Two Potential Income Streams

~$130-190/ton

Voluntary CO_2 removal certificate pricing[4]

▼

Implies ~$13-19mm in annual proceeds from carbon credit sales (at 100k tons of CO_2)

$180/ton

45Q DAC tax credits (project intended to qualify)[5,6]

▼

Implies ~$18mm in addl. annual proceeds (at 100k tons of CO_2), potential to occur by 2025/26

U.S. DAC Projects with First Operation Before 2030[1]

#	Project Name	Partners	First Operation Year	Announced Capacity (000s of Tons of CO_2 per Year)
1	Project Bison (WY) Phase 4	CarbonCapture, Frontier Carbon Solutions	2028	4,000
2	HIF USA eFuels Matagorda County (TX)	HIF USA	2026	2,200
3	Oxy CE Kleberg County DAC plants (TX)	Occidental, 1PointFive, Carbon Engineering	2025	1,000
4	Project Bison (WY) Phase 3	CarbonCapture, Frontier Carbon Solutions	2028	800
5	DAC-1 Ector County (TX) train 1	Occidental, 1PointFive, Carbon Engineering	2025	500
6	DAC-1 Ector County (TX) train 2	Occidental, 1PointFive, Carbon Engineering	2026	500
7	Project Bison (WY) Phase 2	CarbonCapture, Frontier Carbon Solutions	2026	200
8	**Stronghold Carbon Capture[7]**	**Stronghold Digital Mining**	**2024**	**60-100**
9	Project Bison (WY) Phase 1	CarbonCapture, Frontier Carbon Solutions	2024	10
10	TBD[8]			

1. See: *CCUS Projects Explorer*. IEA, 2023, https://www.iea.org/data-and-statistics/data-tools/ccus-projects-explorer
2. Tons produced by Scrubgrass and Panther when operating at baseload capacity, inclusive of fly ash and bottom ash
3. Based on extrapolation of Scrubgrass ash lab results; CO_2 absorption may vary, including by site, type of ash, arrangement of ash, and weather conditions
4. Approximate 2023 range for Puro's CO_2 Removal Certificate Weighted Index, quoted in Euros; assumes 1.07 USD:EUR
5. Subject to adjustment based on lifecycle analysis
6. Qualification at this amount requires secure geological storage based on current 45Q requirements; see Disclaimer page for details and risks associated with 45Q
7. We expect to achieve our target capture capacity by the end of 2024
8. No other projects included in IEA database fit parameters and have announced target CO_2 capture capacities

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 Carbon Capture Represents a Compelling Value Proposition  Assumes 10% of carbon credit proceeds and 5% of 45Q tax credit proceeds paid out in the form of fees and royalties, annual fixed opex of $1.5mm, and variable opex of $30 per ton of CO2 captured; see Disclaimer page for details and risks associated with 45Q  If we qualify for 45Q tax credits, it is unlikely that we receive such credits until 2025 or 2026 (however, a three-year lookback applies); we expect that we will begin selling some quantum of voluntary carbon credits in 2024 and in earnest by 2025  Puro’s CO2 Removal Certificate Weighted Index Family is quoted in Euros; conversion based on 1.07 USD:EUR exchange rate; such pricing may change in the future, including due to entry of additional market participants; there are also additional requirements that must be satisfied in order to be listed, and we cannot make any assurance we will be able to do so or, even if we do, to maintain compliance with such additional requirements going forward  We are exploring our ability to qualify for 45Q tax credits; see Disclaimer page for details and risks associated with 45Q  Potential to capture ~60-100k tons of CO2 annually, which could drive transformational EBITDA uplift of ~$13-31mm annually with 45Q tax credits, or ~$3-14mm without 45Q tax credits 1,2,4  Key variables:  Quantity of CO2 captured driven by amount of ash processed, and  timing thereof, and ash-CO2 absorption capacity  Price of CO2 removal certificates based on Puro’s CO2 Removal Certificate Weighted Index Family, which has trended between  $130 and $190 in 2023 3  45Q tax credits shown for DAC sequestration at $180/ton 4  Illustrative Tons of CO2 Captured Annually  CO2 Captured % of Starting Ash Weight  8.0%  10.0%  12.0%  Tons of Ash Utilized per Year  700,000  56,000  70,000  84,000  800,000  64,000  80,000  96,000  900,000  72,000  90,000  108,000  1,000,000  80,000  100,000  120,000  Assumes Receipt of Voluntary Credits and $180/ton 45Q Tax Credits  Price of CO2 Removal Certificates ($/ton)  $120  $140  $160  $180  $200  Tons of CO2 Captured per Year  60,000  $13  $15  $16  $17  $18  70,000  $16  $17  $18  $20  $21  80,000  $18  $20  $21  $23  $24  90,000  $21  $23  $24  $26  $27  100,000  $23  $25  $27  $29  $31  Assumes Receipt of Voluntary Credits Only  Price of CO2 Removal Certificates ($/ton)  $120  $140  $160  $180  $200  Tons of CO2 Captured  per Year  60,000  $3  $4  $5  $6  $8  70,000  $4  $5  $6  $8  $9  80,000  $5  $6  $8  $9  $11  90,000  $6  $7  $9  $10  $12  100,000  $6  $8  $10  $12  $14  Illustrative EBITDA Uplift ($mm) 1,2,4  14

 Significant Potential Benefit to  Stronghold’s Net Cost of Power  We are exploring our ability to qualify for 45Q tax credits; see Disclaimer page for details and risks associated with 45Q  Assumes 10% of carbon credit proceeds and 5% of 45Q tax credit proceeds paid out for fees and royalties, annual fixed opex of $1.5mm, variable opex of $30 per ton of CO2, and 130 MW of average net power output  If we qualify for 45Q tax credits, it is unlikely that we receive such credits until 2025 or 2026 (however, a three-year lookback applies); we expect that we will begin selling some quantum of voluntary carbon credits in 2024 and in earnest by 2025  EBITDA Uplift = Net Cost of Power Reduction because ash is byproduct of power generation  Potential new income from carbon capture would improve the economics of our existing business  Carbon capture has potential to drive net cost of generating power to  less than $20/MWh (over 50% reduction from current guidance  of $40-45/MWh) in the event that we qualify for 45Q tax credits 1,2,3  Illustrative Impact on Net Cost of Power 1,2,3  Assumes 80,000 Tons of CO2 Captured per Year  Illustrative Pro Forma Net Cost of Power ($/MWh) 1,2,3  Net Cost of Power Guidance Midpoint ($/MWh)  $42.50  CO2 Removal Credits  $160  45Q Tax Credits  $180  Gross Revenue ($ / ton of CO2)  $340  Gross Revenue ($mm)  $27  (-) Fees, Royalty, Opex ($mm)  ($6)  Implied EBITDA ($mm)  $21  (/) Illustrative MWh (130 MW net output)  1,138,800  Implied Net Cost of Power Reduction ($/MWh)  $19  Illustrative Pro Forma Net Cost of Power ($/MWh)  $24  14  Assumes Receipt of Voluntary Credits and $180/ton 45Q Tax Credits  Price of CO2 Removal Certificates ($/ton)  $120  $140  $160  $180  $200  Tons of CO2 Captured per Year  60,000  $31  $30  $29  $28  $27  70,000  $29  $27  $26  $25  $24  80,000  $26  $25  $24  $23  $21  90,000  $24  $23  $21  $20  $18  100,000  $22  $20  $19  $17  $16  Assumes Receipt of Voluntary Credits Only  Price of CO2 Removal Certificates ($/ton)  $120  $140  $160  $180  $200  Tons of CO2 Captured  per Year  60,000  $40  $39  $38  $37  $36  70,000  $39  $38  $37  $36  $35  80,000  $38  $37  $36  $35  $33  90,000  $38  $36  $35  $33  $32  100,000  $37  $35  $34  $32  $31

 $0  $5,000  $10,000  $15,000  $20,000  SDIG PF 2  Peer 1  Peer 2  Peer 3 3  Peer 4  SDIG  Peer 5 4  Peer 6  Peer 7  Peer 8  Peer 9  Peer 10  Peer 11  Compelling Cost of Power Compared to Bitcoin Mining Peers  Q1 2024 estimated costs based on equity research report dated 10/9/23, which assumes network hash rate of 400 EH/s; peers include CLSK, RIOT, WULF, IREN, CIFR, HUT, BTDR, BITF, ARGO, MARA, BTBT  SDIG PF adjusted for carbon capture (based on page 15)  Peer 3 adjusted to reflect 2024E cost of power provided by this company  Peer 5 adjusted to exclude sales of electricity  Represents a PF net cost of power of ~$24/MWh, which assumes 100k tons of CO2 captured per year, $160/ton price of CO2 removal certificates, and qualification for 45Q DAC tax credits (see page 15 for additional assumptions)  Represents a range of ~$16/MWh to ~$40/MWh for net cost of power, per page 15  Carbon capture represents opportunity  to achieve best-in-class net cost of power of  ~$7,700 per BTC 4  Range: ~$5,100 to ~$12,800 5  Standardized Electricity/Hosting Cost per Coin 1  20

 Appendix  Mining Waste Overview  20

 Mining Waste  A Widely Ignored Environmental Disaster  Mining waste is the disregarded byproduct of  centuries of coal mining  20  Brought up from underground and left on the surface during mining process, exposing it to the atmosphere and placing it above the water table

There are over **840** toxic mining waste piles in Pennsylvania, and these large mountains of waste pollute the land, water, and air

Pennsylvania mining communities were instrumental in building America

The aftermath: these communities were stripped of their natural resources and jobs and left with this toxic waste in their backyards

- If left alone, these piles emit CO_2, particulates, and volatile organic compounds (benzene, toluene, ethylbenzene, xylenes, hexane, cyclohexane, naphthalene, and acrolein) into the atmosphere[1]
- Piles spontaneously combust, releasing more harmful emissions – Pennsylvania DEP estimated that ~40 piles were burning continually in 2020[2]
- Acid mine drainage from mining waste piles is one of the largest sources of water pollution in Pennsylvania

1. See: "Coal Refuse Whitepaper." *ARIPPA*, p. 5, http://arippa.org/wp-content/uploads/2018/12/ARIPPA-Coal-Refuse-Whitepaper-with-Photos-10_05_15.pdf
2. See: Prepared Testimony of Patrick McDonnell, Secretary, Pennsylvania Department of Environmental Protection, before the Joint Legislative Air and Water Pollution Control and Conservation Committee, 3 Feb. 2020, p. 1, https://files.dep.state.pa.us/aboutdep/Testimony/2020/2020.02.03_JLCC_Waste_Coal_Hearing_DEP_Testimony.pdf

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 Over 5,500  miles of waterways impaired 1  Acid mine drainage from mining waste piles is among the 2 largest known pollutants of waterways in Pennsylvania 1  Causes rivers to run orange  Highly detrimental to aquatic life  Problem is severe and widespread and threatens water supply downstream, with all impacted streams within or extending to all major river basins in Pennsylvania, which ultimately extend to the Chesapeake Bay, Delaware River, Ohio, Mississippi, and Gulf of Mexico watersheds  1. See: “2022 Pennsylvania Integrated Water Quality Report.” Pennsylvania Department of Environmental Protection, 2022, https://storymaps.arcgis.com/stories/b9746eec807f48d99decd3a583eede12  20

 Piles spontaneously combust through oxidation and lightning strikes  Multiple large piles have burned for decades  When burning, piles release toxic, uncontrolled emissions into atmosphere: hydrogen sulfide, sulfur dioxide, ammonia, oxides of nitrogen, particulates, carbon monoxide, and CO2 1  Estimated that nearly 7 million tons of mining waste burn each year in Pennsylvania in unintended, uncontrolled fires, releasing ~9 million tons of CO2 and numerous other air pollutants without any emissions controls 2,3  All mining waste piles have burned, are burning, or are likely to burn… unless they are reclaimed  See: “Coal Refuse Whitepaper.” ARIPPA, p. 5, http://arippa.org/wp-content/uploads/2018/12/ARIPPA-Coal-Refuse-Whitepaper- with-Photos-10_05_15.pdf  Estimates provided by the Pennsylvania DEP in 2016  See: “Economic and Environmental Analysis of Pennsylvania’s Coal Refuse Industry.” Econsult Solutions, Inc., 8 Sep. 2016,  p. 13, https://www.congress.gov/116/meeting/house/110202/witnesses/HHRG-116-II06-Wstate-HughesR-20191114-SD017.pdf  20

 Mining Waste Reclamation Is the Foundation of Our Business  We believe that power generation with CFB facilities is the only practical way to solve Pennsylvania’s toxic mining waste problem, and Stronghold has already reclaimed over 1,050 acres of previously unusable land.  Reclamation Process  Remove toxic mining waste from environment  1  Generate energy from mining waste through highly specialized process that can eliminate most harmful emissions:  2  3  Utilize ash byproduct in reclamation and carbon capture projects  B E F O R E  A F T E R  ~90% of NOx emissions  2  ~98% of SO emissions  ~99.9% of particle  ~99.9% of mercury  CFB facilities were purpose-built for Pennsylvania to solve mining waste problem  At the time, construction was only economically feasible through above-market power purchase agreements  Today, process has bipartisan support in Pennsylvania – we receive alternative energy credits and waste coal tax credits to perform this vital work  Operate at the direction of and in partnership with  Pennsylvania DEP to reclaim mining waste piles  20

 CFB Power Generation Process  Using CFB facilities is only way to generate power with low-BTU toxic mining waste  Traditional thermal coal has ~12,000 BTU/lb heat content; mining waste has ~5,500 BTU/lb heat content  Pushing air through circulating mining waste effectively fluidizes material and enables combustion  Beneficial Use Ash  Currently, majority of ash is returned to mining waste piles to facilitate reclamation  Basic nature of ash offsets acidic nature of  the sites, facilitating vegetation and life  Ash used to fill in the sites and is subsequently covered with soil and seeded until fully reclaimed  Calcium content of ash also facilitates absorption of CO2, which is the focus of our carbon capture efforts  Mining Waste, Limestone  Electricity (Product)  I N P U T S  O U T P U T S  Beneficial Use Ash (Byproduct)  Limestone added to feedstock to mitigate SO2 emissions (calcium in limestone absorbs sulfur)  Resulting ash byproduct is a beneficial use ash – it is basic and a certified liming agent  MINING WASTE  20

 Carbon Capture Key Assumptions  Tons of CO2 Captured  Total ash production of 800-900k metric tons at baseload capacity utilization  8-12% CO2 capture by weight of ash  Implies ~60-100k tons of CO2 captured  Multiple Income  Streams  Private Market: $120-200/ton, beginning  2024, reaching capacity in 2025  IRS 45Q: $180/ton, if qualified with earliest in 2025, more likely 2026  Operating Expenses  10% of carbon credit gross proceeds and 5% of 45Q tax credit proceeds paid out in the form of fees and royalties  Annual fixed opex of $1.5mm (includes personnel and equipment leasing)  Variable opex of $30 per ton of CO2 captured  No incremental G&A  Capital Expenditures  100-150 KarbolithsTM @ $40-60k per KarbolithTM for equipment  $1-2mm for labor/construction  20

 Q3 2023  20

 Q3 2023 Results  * Presentation includes non-GAAP financial measures; Adjusted EBITDA references related to third quarter 2023 throughout the presentation should be considered in connection with the Reconciliation of non-GAAP on page 28  Financial  Bitcoins Mined  620  Total Revenue (mm)  $17.7  Net Loss (mm)  ($22.3)  Adjusted EBITDA (mm) *  ($2.4)  20

 Appendix  Other Information  20

 Reconciliation of Non-GAAP Items  20  Note: Items that round to $0.0 million have been left off as the calculation remains unchanged as presented  Reconciliation of Adjusted EBITDA (mm)  Q3 2023  Net income (loss)  ($22.3)  Interest expense  2.4  Depreciation and amortization  9.7  Impairments on equipment deposits  5.4  Impairments on digital currencies  0.4  Stock-based compensation  0.8  Change in fair value of warrant liabilities  0.2  Realized gain on sale of digital currencies  (0.1)  Non-recurring expenses  1.2  Adjusted EBITDA (Non-GAAP)  ($2.4)

Hash Price Calculation

The metric that drives BTC mining revenue, reflecting both BTC price and network hash rate

Bitcoin Price × **Mining Rewards**: 6.25 BTC[1] / block × (1+transaction fee %) × 144 blocks per day

Divided by:

Network Hash Rate (TH/s)



Bitcoin Network Hash Price ($/TH/s per Day)
0.50
0.45
0.40
0.35
0.30
0.25
0.20
0.15
0.10
0.05
0.00
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20
Jan-21
Apr-21
Jul-21
Oct-21
Jan-22
Apr-22
Jul-22
Oct-22
Jan-23
May-23
Aug-23
Nov-23
Historical Daily Hash Price
12-month Average

Note: Hash price per daily Bitcoin price and network hash rate calculated from difficulty
Note: Bitcoin mining revenue is based on a hash price on $ per terahash per second ("TH/s") per day. Hash price represents global Bitcoin mining revenue per TH/s of network hash rate, incorporates both Bitcoin price and network hash rate and it is calculated as follows: [Bitcoin price] x [number of Bitcoins mined per day (~900)] x [1 + transaction fee %] ÷ [network hash rate (TH/s)]
1. Current block subsidies are 6.25 BTC

STRONGHOLD
29

Investor Contact  SDIG@gateway-grp.com  Pictured: Actual Reclaimed Mining Waste Site  29